EXHIBIT 99.1
Terra Nova Financial Group, Inc. Announces Earnings

Chicago, IL, May 15, 2007 - Terra Nova Financial Group, Inc. (OTCBB: TNVF.OB) a leading financial services company specializing in trading and brokerage services, today announced key performance metrics for the first quarter of 2007.

Highlights of financial metrics include:

    o First quarter revenues of approximately $11.9 million, up 1630% from 2006 first quarter revenues of $688,138.
    o First quarter earnings, before interest, taxes, depreciation and amortization (EBITDA), of approximately $1.8 million, or 15% of revenues
    o First quarter operating income before taxes of approximately $1.3M million, up from 2006 first quarter operating loss of $(556,605)

"The company is off to good a start in 2007," commented Mike Nolan, CEO. "Additionally, with a significant amount of the integration behind us, our attention is now solely focused on growing our customer base and product offerings." The 2006 acquisition created a complete financial services offering including a sophisticated trading solution offered through RushGroup Technologies, Inc. and a full-service self clearing agency broker-dealer offering through Terra Nova Financial, LLC.

"Generating EBITDA of $1.8M demonstrates a significant accomplishment in the Terra Nova integration plan, as well as the leverage that's in our operating model," said Patti Kane, Chief Financial Officer.

First quarter highlights include:
    o March 31st completion of a co-location facility in Chicago to better service the needs of the overall enterprise infrastructure and reduce the reliance on third party providers. Beginning with the second quarter we expect expenses to reduce by $210 thousand per quarter. Beginning with the third quarter we anticipate an additional $180 thousand per quarter.
    o Continue to gain synergies from the integration of operational efficiencies resulting from the 2006 business combination of Terra Nova Financial, LLC, including internal system conversions for the enterprise general ledger and external reporting.
    o Significant system functionality was added to Terra Nova's broker-dealer back office system creating operational efficiencies particularly as it pertains to option clearing functionality.
    o Implementation of a new RushGroup Technology trading software release providing the following functionality:

             o Provide multi-broker functionality including support for multiple MPID's & Giveups
             o    Provide private-label platforms for banks and brokerages
             o Creation of a flexible hierarchy to manage multiple customer accounts
             o    Reduced latency in delivering market data
             o    Enhanced order handling architecture

Since its integration with Terra Nova in September 2006, Rushgroup's transaction volume increased 45% by the end of the Q1 2007. Nolan adds, "The latest enhancements to our trading software uniquely position Terra Nova to provide value added solutions for our diverse customer base of introducing broker-dealers, registered investment advisors, active traders and hedge funds".

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

FINANCIAL STATEMENTS - Unaudited

                TERRA NOVA FINANCIAL GROUP, INC. AND SUBSIDIARIES
                           CONSOLIDATED BALANCE SHEETS
                                                                               March 31,       December 31,
                                     ASSETS                                      2007             2006
                                     ------                                  -------------    -------------
                                                                              (Unaudited)
Cash and cash equivalents                                                    $   1,231,834    $   5,733,813
Cash segregated in compliance with federal regulations                         138,191,785      156,751,025
Receivables from brokers, dealers and clearing organizations                    84,813,819       55,397,271
Receivables from customers and non-customers                                    51,330,456       56,969,549
Property and equipment, net                                                      1,059,660          614,746
Capitalized software development costs, net                                      1,943,544        1,754,114
Intangible assets, net                                                           6,044,726        6,221,871
Goodwill                                                                         9,583,480        9,583,480
Other assets                                                                     2,323,676        1,693,392
                                                                             -------------    -------------
          Total assets                                                       $ 296,522,980    $ 294,719,261
                                                                             =============    =============

                      LIABILITIES AND SHAREHOLDERS' EQUITY
                      ------------------------------------
Line of credit                                                               $  15,970,000    $  18,625,000
Payables to brokers, dealers and clearing organizations                          1,189,185          911,261
Payables to customers and non-customers                                        240,828,567      238,622,993
Accounts payable and accrued expenses (including $52,866 and
  $49,611 of accrued interest due to related parties at
  March 31, 2007 and December 31, 2006, respectively)                            5,602,221        5,074,011
Accrued preferred stock dividends                                                  272,817          258,520
Income tax liability                                                               440,070             --
Convertible notes payable                                                          300,000          300,000
Convertible bonds payable (net of unamortized debt discount of
  $2,704 and $8,853 at March 31, 2007 and December 31, 2006, respectively)         327,296          321,147
                                                                             -------------    -------------
          Total liabilities                                                    264,930,156      264,112,932

Commitments and contingencies

Shareholders' equity
Preferred stock - cumulative; $10 par value; 38,792 shares authorized;
  14,063 shares issued and outstanding at March 31, 2007 and
  December 31, 2006; liquidation preference of $10 per share                       140,630          140,630
Preferred stock - convertible cumulative; $10 par value;
  835,000 shares authorized; 49,480 shares issued and outstanding at
  March 31, 2007 and December 31, 2006; liquidation preference of
  $10 per share                                                                    494,800          494,800
Common stock - $0.01 par value, 800,000,000 shares authorized;
  271,863,564 and 271,842,939 shares issued and outstanding at
  March 31, 2007 and December 31, 2006, respectively                             2,718,636        2,718,429
Additional paid-in capital                                                      49,731,070       49,616,099
Accumulated deficit                                                            (21,492,312)     (22,363,629)
                                                                             -------------    -------------
       Total shareholders' equity                                               31,592,824       30,606,329
                                                                             -------------    -------------
       Total liabilities and shareholders' equity                            $ 296,522,980    $ 294,719,261
                                                                             =============    =============
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

FINANCIAL STATEMENTS - Unaudited, continued

                  TERRA NOVA FINANCIAL GROUP, INC. AND SUBSIDIARIES
                        CONSOLIDATED STATEMENTS OF OPERATIONS

                                                         Three Months Ended March 31,
                                                        ------------------------------
                                                             2007            2006
                                                        -------------    -------------
                                                         (Unaudited)      (Unaudited)
REVENUES
Commissions and fees                                    $   8,169,553    $     635,230
Interest income                                             3,499,050            4,744
Software fees                                                 103,119           33,066
Other income                                                  134,282           15,098
                                                        -------------    -------------

       Total revenues                                      11,906,004          688,138

OPERATING EXPENSES
Commissions, execution and exchange fees                    2,726,290          321,202
Employee compensation                                       2,392,612          397,310
Quotations and market data                                  1,471,349          114,327
Interest expense on brokerage accounts                      1,985,529             --
Advertising and promotional                                   241,617            6,774
Professional fees                                             417,619           97,027
Communications and information technology                     187,474           61,637
Depreciation and amortization                                 378,035          105,714
Other general and administrative expense                      769,265           93,419
                                                        -------------    -------------

       Total operating expenses                            10,569,790        1,197,410
                                                        -------------    -------------

Operating income (loss)                                     1,336,214         (509,272)

Interest expense                                               24,827           47,333
                                                        -------------    -------------

Income (loss) before income taxes                           1,311,387         (556,605)

Income tax liability                                          440,070             --
                                                        -------------    -------------

Net income (loss)                                       $     871,317    $    (556,605)
                                                        =============    =============

Dividends on preferred stock                                  (14,297)         (14,860)
                                                        -------------    -------------

Net income (loss) attributable to common shareholders   $     857,020    $    (571,465)
                                                        =============    =============

Net income (loss) per common share:
Basic                                                   $        0.00    $       (0.02)
                                                        =============    =============
Diluted                                                 $        0.00    $       (0.02)
                                                        =============    =============

Weighted average number of common shares:
Basic                                                     271,854,446       37,474,489
                                                        =============    =============
Diluted                                                   278,181,836       37,474,489
                                                        =============    =============
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About Terra Nova Financial Group, Inc.

Terra Nova Financial Group, Inc. operates through two wholly-owned subsidiaries, Terra Nova Financial, LLC (member NASD, NFA, SIPC, NYSE Arca, ISE, BOX, NSX, BSE and CHX) and RushGroup Technologies Inc.

Terra Nova Financial, LLC is a self-clearing agency broker-dealer and futures commission merchant offering to brokers, institutions and individuals a broad suite of trading products including equities, options, ETFs, futures, forex, fixed income and mutual funds. Terra Nova provides market access order execution, superior customer support and comprehensive clearing services to professional traders and investors.

Terra Nova, through RushGroup, offers innovative proprietary trading platforms for active, professional and institutional traders, with advanced order routing technology and desktop customization capabilities that provide the client with the best trading tools possible.

Terra Nova is headquartered in Chicago with a sales presence in New York and San Francisco.

All statements in this presentation that are not historical are forward-looking statements. These statements relate to future events or our future financial performance and involve known and unknown risks. Such forward-looking statements may be identified by words such as "believe," "anticipate," "should," "intend," "plan," "will," "expect," "estimate," "project," "strategy," or similar statements. These statements reflect the Company's current views concerning future events and are subject to risks and uncertainties. These statements are based upon assumptions and assessments made by our management in light of their experience and perception of historical trends, current conditions, expected future developments and other factors our management believes appropriate. However, a variety of factors could cause actual results to differ materially from the projections, anticipated results or other expectations expressed in these forward-looking statements, including, without limitation, our ability to achieve or maintain profitable operations and to maintain sufficient cash to operate our business and meet our liquidity requirements; our ability to obtain financing, if required, on terms acceptable to us, if at all; the success of our research and development; competitive developments affecting our current products; our ability to successfully attract strategic partners and to market both new and existing products; exposure to lawsuits and regulatory proceedings; our ability to protect our intellectual property; governmental laws and regulations affecting operations; our ability to identify and complete diversification opportunities; the impact of acquisitions, divestitures, restructurings, product withdrawals and other unusual items; and other factors detailed from time to time in our filing with the Securities and Exchange Commission. Except as required by law, the Company assumes no obligation to update or revise any forward-looking statements, whether as a result of new information, future events, or otherwise.

Contact Information

For more information about Terra Nova's brokerage and clearing services, please visit www.terranovafinancial.com. For more information about Terra Nova's technology offering, please visit www.rushgroup.com

Investor Relations:  Brooke Hoffmann, 1-312-827-3602
Media Contact:  Christopher Hartman, 1-312-827-3695